Exhibit 99.3

Below is a graphical representation of the poster entitled “Low-Dose, Controlled-Release Phentermine/Topiramate Reduces Adiposity, Improves Cardiometabolic Risk in Overweight/Obese Patients”:

Below is a reproduction of the contents of the poster entitled “Low-Dose, Controlled-Release Phentermine/Topiramate Reduces Adiposity, Improves Cardiometabolic Risk in Overweight/Obese Patients”:

Authors: Dympna Gallagher, EdD(a); Mark Punyanitya, MA(a); Charles H. Bowden, MD(b); Craig A. Peterson, MS(b)

(a)St. Luke’s-Roosevelt Hospital Center at Columbia University, New York, New York, USA; (b)Vivus, Inc., Mountain View, California, USA

• Introduction

•                  Obesity is a significant health problem which is associated with comorbidities such as cardiovascular disease (CVD) and type 2 diabetes mellitus (T2DM), as well as increased risk of mortality.(1)-(4)

•                  Increased adiposity, especially central adiposity, is associated with increased cardiometabolic risk.(5),(6) Weight loss has been shown to improve cardiometabolic risk parameters, thereby delaying or preventing CVD and T2DM.(7)-(9)

•                  Phentermine (PHEN) and topiramate (TPM) are 2 pharmacologic agents with demonstrated weight-loss properties. PHEN is currently approved in the United States as a short-term treatment for weight loss (recommended dose: 37.5 mg/day) as an adjunct to lifestyle modifications, while TPM is indicated for treatment of seizures (recommended dose: 400 mg/day) and prevention of migraine headaches (recommended dose: 100 mg/day).(10),(11)

•                  A previous formulation of TPM at doses titrated up to 384 mg/day demonstrated weight loss in clinical trials.(12) Studies have also demonstrated significant improvements in blood pressure and glycemic and lipid parameters;(13)-(17) however, dose-related side effects were significant, and prevented further development of TPM as monotherapy for weight loss.(12)-(17)

•                  An investigational, controlled-release (CR) formulation of low-dose PHEN/TPM provides a combination therapy which potentially achieves greater improvements in weight and CVD risk factors at lower doses than monotherapeutic weight-loss agents.

• Objectives

•                  To determine percent weight loss at 56 weeks.

•                  To determine the impact of degree of adiposity lost in treatment with PHEN/TPM CR and to determine effect on cardiometabolic risk over a 56-week period.

• Methods

•                  Pooled 1-year data were analyzed from two double-blind, placebo-controlled Phase 3 clinical trials:

•                  EQUIP: 1267 obese subjects without T2DM (BMI ≥35 kg/m2), randomly assigned to placebo, PHEN 3.75 mg/TPM CR 23 mg (3.75/23), or PHEN 15 mg/TPM CR 92 mg (15/92) for 56 weeks.

•                  CONQUER: 2487 overweight/obese adult subjects (BMI ≥27 kg/m2 and ≤45 kg/m2) with ≥2 weight-related comorbidities randomly assigned to placebo, PHEN 7.5 mg/TPM CR 46 mg (7.5/46), or 15/92 for 56 weeks.

•                  All subjects received lifestyle and exercise guidance using the LEARN® Program for Weight Management.(18)

•                  Dual energy X-ray absorptiometry (DEXA) scans were conducted in 288 subjects at 16 sites, to derive body composition data. All scans were read at a central site; readings at baseline and Week 56 were available for 202 subjects.

•                  Efficacy and safety endpoints were evaluated at baseline and Weeks 2 and 4 of a 4-week titration period, and then at 4-week intervals throughout the trials.

• Assessments

•                  A primary efficacy endpoint for both Phase 3 studies was percent weight loss at Week 56 in the intent-to-treat (ITT) population with last observation carried forward (LOCF).

•                  Additional endpoints included changes in adiposity, lean body mass, waist circumference (WC), where WC is an accepted surrogate marker of central adiposity(6), and lipid and glycemic parameters.

•                  Analysis of percent weight loss at Week 56 was performed using an analysis of covariance (ANCOVA) model with treatment, study, and gender as fixed effects and baseline weight as a covariate.

• Results

•                  Baseline characteristics of the pooled ITT 1-year cohort are presented in Table 1. Subjects were mostly female (74.3%), age <65 years (93.3%), and overweight or obese (60.5% BMI ≥30 kg/m2 and <40 kg/m2; 34.7% BMI ≥40 kg/m2).

Table 1. Baseline Characteristics of Pooled 1-Year Analysis of EQUIP and CONQUER (ITT)

	Placebo (n=1477)	PHEN/TPM CR 3.75/23 (n=234)	PHEN/TPM CR 7.5/46 (n=488)	PHEN/TPM CR 15/92 (n=1479)
Age (years)
Mean (SD)	48.5 (11.4)	43.0 (11.1)	51.1 (10.4)	48.0 (12.0)
Race, n (%)
Caucasian	1251 (84.7)	189 (80.8)	424 (86.9)	1235 (83.5)
African American	199 (13.5)	35 (15.0)	51 (10.5)	210 (14.2)
Weight (kg)
Mean (SD)	107.5 (20.2)	118.6 (21.9)	102.8 (18.2)	107.1 (19.6)
Waist circumference (cm)
Mean (SD)	115.8 (13.3)	121.5 (15.2)	112.7 (12.4)	115.5 (13.5)

•                  At Week 56, least-squares (LS) mean percent weight loss was significantly greater in all PHEN/TPM CR groups vs placebo (P<0.0001) in both the ITT-LOCF sample and in subjects completing the trials on study drug (completers) (Figure 1).

•                  Improvements in total adiposity and lean body mass, as measured by DEXA, showed dose-related trends that reached statistical significance at the higher doses (Figure 2).

•                  In the ITT-LOCF population, WC reduction in all PHEN/TPM CR groups was statistically superior to placebo (P<0.001 vs placebo) (Figure 3).

•                  At Week 56, significant improvements were documented in several cardiometabolic risk parameters which are commonly associated with central adiposity (Table 2).

Table 2. Changes in Cardiometabolic Parameters at Week 56 (ITT-LOCF)

	Placebo	PHEN/TPM CR 3.75/23	PHEN/TPM CR 7.5/46	PHEN/TPM CR 15/92
Lipid Parameters
Total cholesterol (%)	-3.81	-5.85†	-5.35†	-6.68*
LDL cholesterol (%)	-4.88	-6.94	-4.36	-7.69†
HDL cholesterol (%)	0.39	1.57	4.06*	5.31*
TC/HDL ratio	-0.15	-0.31†	-0.38*	-0.46*
Triglycerides (%)	4.22	-0.00	-9.04*	-10.62*
Glycemic Parameters
HbA1c (%)	0.03	n/a	-0.08*	-0.10*
Fasting glucose (mg/dL)	-0.43	-2.02	-2.88†	-3.61*

Data represent LS Mean

*P<0.0001 vs placebo; †P<0.05 vs placebo

LDL=low-density lipoprotein; HDL=high-density lipoprotein

•                  PHEN/TPM CR was generally well tolerated. Of the 3754 randomized subjects, 59.2% completed all study visits on study drug. A higher percentage of subjects in the PHEN/TPM CR groups than in the placebo group completed the study on study drug (63.1% vs 53.4%).

•                  13.1% of subjects discontinued study drug due to adverse events (AEs).

•                  The most commonly reported treatment-emergent AEs are listed in Table 3. The majority of AEs were considered mild or moderate (Table 3).

Table 3. Most Commonly Reported Treatment-Emergent AEs*

Adverse Event (%)	Placebo	PHEN/TPM CR 3.75/23	PHEN/TPM CR 7.5/46	PHEN/TPM CR 15/92
Paresthesia	2.0	4.2	13.7	19.9
Dry mouth	2.9	6.7	13.5	19.5
Constipation	6.2	7.9	15.1	16.3
Upper respiratory tract infection	12.2	15.8	12.2	13.0
Headache	9.4	10.4	7.0	10.8
Dysgeusia	1.1	1.3	7.4	9.7
Nasopharyngitis	8.2	12.5	10.6	9.6
Insomnia	4.8	5.0	5.8	9.4
Dizziness	3.5	2.9	7.2	8.5
Sinusitis	6.3	7.5	6.8	8.1
Nausea	4.4	5.8	3.6	7.0
Diarrhea	4.7	5.0	6.4	5.4
Back pain	5.0	5.4	5.6	6.6
Fatigue	4.4	5.0	4.4	6.0
Blurred vision	3.5	6.3	4.0	5.5

*reported in >5% of subjects receiving PHEN/TPM CR 15/92

•                  The incidence of treatment-emergent serious AEs was low and similar for all treatment groups: 3.3% of subjects in the placebo group, 2.5% of 3.75/23 group, 2.8% of 7.5/46 group, and 3.5% of 15/92 group. There was one death of a placebo-treated subject in the CONQUER trial.

• Conclusions

•                  PHEN/TPM CR led to significant, clinically meaningful weight loss at 56 weeks.

•                  PHEN/TPM CR reduces total and central adiposity and improves metabolic risk markers associated with increased adiposity.

•                  PHEN/TPM CR was generally well tolerated based on rates of study completion, discontinuation rates, and overall AEs.

•                  This large, pooled analysis of two Phase 3 trials suggests that weight reduction that addresses cardiometabolic risk may have significant benefits in terms of preventing future weight-related morbidity and mortality.

These trials are registered at ClinicalTrials.gov, number NCT00554216 (EQUIP) and number NCT00553787 (CONQUER).

References: (1) Reaven GM. Ann Intern Med 2003. (2) Flegal KM, et al. JAMA 2010. (3) Haslam DW, et al. Lancet 2005. (4) Adams KF, et al. N Engl J Med 2006. (5) Carey VJ, et al. Am J Epidemiol 1997. (6) Després JP, et al. BMJ 2001. (7) American Diabetes Association. Diabetes Care 2010. (8) Pi-Sunyer X. Postgrad Med 2009. (9) National Heart, Lung, and Blood Institute Obesity Education Initiative. October 2000. NIH Publication Number 00-4084. (10) Adipex-P [package insert]. Teva Pharmaceuticals USA; July 2005. (11) Topamax [package insert]. Ortho-McNeil-Janssen Pharmaceuticals, Inc.; December 2009. (12) Bray GA, et al. Obes Res 2003. (13) Wilding J, et al. Int J Obes Relat Metab Disord 2004. (14) Tonstad S, et al. Am J Cardiol 2005. (15) Stenlöf K, et al. Diabetes Obes Metab 2007. (16) Toplak H, et al. Int J Obes (Lond) 2007. (17) Rosenstock J, et al. Diabetes Care 2007. (18) Brownell KD. The LEARN Program for Weight Management. 2004.

Acknowledgements: We would like to acknowledge and thank the EQUIP and CONQUER investigators and study coordinators, the Medpace team (study CRO), St. Luke-Roosevelt’s Imaging Center, The Lockwood Group (for poster development assistance), and VIVUS internal contributors.